Exhibit 10.11 - Option Agreement, dated March 3, 2005,  by and between Legacy , representing the Sellers, and Lakeshore Media, LLC, the Option Holder.

OPTION AGREEMENT

THIS OPTION AGREEMENT (the "Agreement") is made as of the 3rd day of March, 2005 by and between Tri-State Media Corporation, a Utah corporation ("Tri-State"), AM Radio 1440, Inc., a Utah corporation ("Radio 1440") (Radio 1440 and Tri-State sometimes referred to herein as "Sellers"); Legacy Communications Corporation, a Nevada corporation ("Legacy") and Lakeshore Media, LLC, an Illinois limited liability company ("Lakeshore" or "Option Holder"). Tri-State, Radio 1440, and Lakeshore are at times collectively referred to herein as the "Parties."

W I T N E S S E T H

WHEREAS, Tri-State is licensee of, and owns certain assets (the "KITT Assets") used in conjunction with the ownership and operation of Radio Station KITT(FM), Soda Springs, Idaho, FCC Facility No. 17436 ("KITT") ; and

WHEREAS, Lakeshore wishes to secure from Tri-State the exclusive right and option to purchase the KITT Assets for One Million Dollars ($1,000,000.00) (the "KITT Option"); and

WHEREAS, Radio 1440, is the permittee of Station KPTO(AM), Pocatello, Idaho, FCC Facility No. 129638, a license application for which was filed on January 18, 2005 (File No. BL-20050118ALT) ("KPTO" and together with KITT, the "Stations"); and

WHEREAS, Legacy is the sole voting stockholder of each of the Sellers; and

WHEREAS, Legacy will not permit KITT to be sold without requiring also the purchase by Lakeshore of the assets owned and to be used in the operation of KPTO (the "KPTO Assets" and together with the KITT Assets, the "Assets") for the sum of Five Hundred Thousand, under the terms and conditions specified below; and

WHEREAS, Lakeshore therefore wishes also to secure from Radio 1440 the exclusive right and option to purchase the KPTO Assets for the sum of Five Hundred Thousand Dollars ($500,000.00) (the "KPTO Option" and together with the KITT Option, the "Options").

NOW, THEREFORE, for good and valuable consideration as specified herein, Seller does hereby grant and extend to Option Holder the KITT Option and the KPTO Option, and prior to exercise of the Options, agrees to explore possibilities for the modification of KITT and KPTO, subject to and upon the following terms and conditions:

SECTION 1. OPTION PROPERTY. The KPTO Assets and the KITT Assets shall include the property described below:

(a)

All of the licenses and other authorizations issued by the Federal Communication Commission (the "FCC") for the operation of KITT and KPTO (the "FCC Licenses");

(b)

All of the tangible personal property and all real property now existing or hereafter acquired and used in the operation of KITT and KPTO;

(c)

All of the intangible personal property now existing or hereafter acquired, excluding cash and accounts receivable of KITT and KPTO; and

(d)

The contracts, agreements, and other leases relating to the operation of KITT and KPTO that Option Holder agrees in writing to assume (collectively, the "Station Contracts").

Upon exercise of the KITT Option and the KPTO Option, the KITT Assets and KPTO Assets shall be transferred to Option Holder free and clear of all liens, claims and encumbrances. Except as described in this Section 1, Option Holder does not and upon the exercise of the Option shall not assume any other obligation or liability of either of the Sellers or the Stations.

SECTION 2. OPTION PRICE AND TERM. In consideration for payment of the Option Payment (as defined below), the Sellers hereby irrevocably grant to Option Holder the KITT Option and the KPTO Option, under the following terms and conditions:

2.1

Pursuant to the KITT Option, Option Holder shall have the option to purchase the KITT Assets for the sum of One Million Dollars ($1,000,000.00) (the "KITT Purchase Price"). Upon exercise of the KITT Option and following Closing (as defined herein) of the transaction and consummation of the transaction, Option Holder shall pay Tri-State the KITT Purchase Price in immediately available funds.

2.2

Pursuant to the KPTO Option, Option Holder shall have the Option to purchase the KPTO Assets for the sum of Five Hundred Thousand Dollars ($500,000.00) (the "KPTO Purchase Price"). The KPTO Purchase Price shall be paid as follows:

(a)

Upon execution of this Agreement, Option Holder shall pay Radio 1440 a down payment of Fifty Thousand Dollars ($50,000.00) (the "Initial Down Payment");

(b)

No later than the close of business on March 8, 2005, Option Holder shall pay an additional down payment of Fifty Thousand Dollars ($50,000) (the "First Additional Down Payment");

(c)

No later than the close of business on March 30, 2005, Option Holder shall pay an additional down payment of Two Hundred Thousand Dollars ($200,000) (the "Final Additional Down Payment" and together with the Initial Down Payment and the First Additional Down Payment, the "Down Payment"); and

(d)

At Closing (as defined herein), Option Holder shall pay Radio 1440 the additional sum of Two Hundred Thousand Dollars ($200,000.00) in immediately available funds.

2.3

The Options shall extend for a period of one year, commencing on the date of execution of this Agreement, and expiring twelve months from the date of execution of this Agreement (the "Option Period").

2.4

The consideration to be paid for the Options shall be monthly payments of $8,000.00 per month (the "Option Payment") until such time as the Options are exercised, the expiration of the Option Period, or until this Option Agreement is otherwise terminated. The Option Payment shall be made payable to Legacy, and shall be due the first day of each month (but in no event later than the fifth business day of the month) during the Term of the Option Period. Moreover, Option Holder shall pay the pro rata portion of the first month's Option Payment upon execution of this Agreement.

SECTION 3. EXERCISE OF OPTIONS.

3.1

The Options may be exercised by Option Holder by giving to Sellers written notice of its election to do so prior to the expiration of the Option Period (the "Option Notice").

3.2

Notwithstanding the forgoing, for a period of 30 days following expiration of the Option, Sellers may require Option Holder to purchase the KITT Assets and the KPTO Assets (the "Put") for the KITT Purchase Price and the KPTO Purchase Price respectively, subject to the terms and conditions of this Option Agreement. The Put may be exercised by Seller by giving to Option Holder written notice of their election to do so prior to the expiration of the Put period (the "Put Notice"). In order to be effective, the Put Notice must include the KITT Assets.

3.3

The issuance of the Option Notice by Option Holder or Put Notice by Sellers shall immediately create an effective and binding agreement between AM 1440 and Option Holder for the sale of the KPTO Assets by Radio 1440 to Option Holder at the KPTO Purchase Price, and an effective and binding agreement between Tri-State and Option Holder for the sale of the KITT

Assets by Tri-State to Option Holder at the KITT Purchase Price. Upon the exercise of the Options the parties hereto covenant and agree with each other to act in good faith and in a commercially reasonable manner to draft and execute agreements containing customary representations, warranties and indemnities by each of the Sellers and all of the applicable terms and conditions contained herein (the "Purchase Agreements") for the sale of the KITT Assets and KPTO Assets respectively, provided, however, if the parties cannot mutually agree to the terms of the Purchase Agreements within 10 business days after Seller's receipt of the Option Notice, the terms of this Option Agreement shall serve as the Purchase Agreement, and each Seller shall promptly file any and all necessary documents with the FCC in order to effectuate the transfer of the Assets from each Seller to Option Holder. The consummation of any sale of the Assets and assignment of the licenses issued by the FCC for the operation of either of the Stations shall be subject to the receipt of any necessary prior approval of the FCC. Within ten (10) business days of delivery of an Option Notice or Put Notice, the parties shall file with the FCC applications (the "FCC Applications") requesting consent to the assignment of the FCC Licenses to Option Holder. Thereafter the parties shall diligently prosecute the FCC Applications, and shall provide any additional information that the FCC may request in connection with any such application, and to oppose any petition or other objection filed against any such application or against the transactions contemplated in this Option Agreement. In the event that Sellers do not perform their obligations in accordance with this Section, Option Holder shall have the right to seek specific performance in accordance with Section 6 hereof.

3.4

In order to be effective, both Options must be exercised simultaneously. In the event the FCC does not approve both the transaction for the sale of the KITT Assets and the transaction for the KPTO Assets, Sellers shall not be obligated to sell the Stations to Option Holder and shall not be obligated to consummate the transactions provided. However, in such case, the Returned Amount (as defined herein) shall be returned to Option Holder within twenty (20) calendar days.

3.5

Option Holder may terminate this Option Agreement at by time by providing written Notice to the Sellers (the "Termination Notice"). If, within thirty (30) days of after delivery of the Termination Notice Sellers do not deliver to Option Holder the Put Notice, the Returned Amount (as defined herein) shall be returned to the Option Holder within twenty (20) calendar days.

SECTION 4. CLOSING. If the Options or Put are exercised, then consummation of the sale and purchase of the KPTO Assets and the KITT Assets (each a "Closing") shall occur on a date (the "Closing Date") designated by Option Holder after FCC Consent (defined below) and not later than ten (10) business days after the date the last-granted FCC Consent becomes Final (defined below). The initial consent of the FCC to the FCC Application is referred to herein as the "FCC Consent." For purposes of this Agreement, the term "Final" shall mean that action shall have been taken by the FCC (including action duly taken by the FCC's staff, pursuant to delegated authority) which shall not have been reversed, stayed, enjoined, set aside, annulled or suspended; with respect to which no timely request for stay, petition for rehearing, appeal or certiorari or sua sponte action of the FCC with comparable effect shall be pending; and as to which the time for filing any such request, petition, appeal, certiorari or for the taking of any such sua sponte action by the FCC shall have expired or otherwise terminated. On the Closing Date, each Seller shall convey the KPTO Assets and the KITT Assets respectively, to Option Holder free and clear of liens, claims and encumbrances, and Option Holder shall pay the KITT Purchase Price and the KPTO Purchase Price to the applicable Seller. In the event the parties do not agree to the terms of a Purchase Agreement, each Seller also agrees to deliver to Option Holder at Closing (as defined bellow) all customary transfer documents, including, but not limited to, a bill of sale and an assignment of intangible assets.

In the event the FCC does not grant either of the Applications in an order which has become Final within 270 days from the date the Assignment Applications are filed, and such failure is not due to an action of the Option Holder, this agreement shall terminate and the Returned Amount (as defined below) shall immediately be returned to the Option Holder within 20 calendar days thereafter. As security for the prompt return of the Returned Amount, Radio 1440 and Legacy will execute the Security Agreement and Pledge Agreement attached hereto as Exhibits A and B respectively.

SECTION 5. STATION CONTRACTS. If the Options or Put are exercised, then each Seller shall use commercially reasonable efforts to obtain any third party consents necessary for the assignment of the Station Contracts to Option Holder. At Closing, each Seller shall assign and Option holder shall assume those Station Contracts which are approved by Option Holder in writing prior to the Closing; provided, however, that, to the extent that any Station Contract may not be assigned without the consent of any third party, and such consent is not obtained prior to Closing, this Agreement and any assignment executed pursuant hereto shall not constitute an assignment thereof, but to the extent permitted by law shall constitute an equitable assignment by the applicable Seller and assumption by Option Holder of such Seller's rights and obligations under the applicable Station Contract, with the applicable Seller making available to Option Holder the benefits thereof and Option Holder performing the obligations thereunder on such Seller's behalf. Notwithstanding the foregoing, at Option Holder's option, the Closing may be delayed until such time as any third party consents to the Station Contracts have been received.

SECTION 6. SPECIFIC PERFORMANCE. In the event of a breach or threatened breach by either Seller of any representation, warranty, covenant or agreement under this Agreement, at Option Holder's election, in addition to any other remedy available to it, Option Holder shall be entitled to an injunction restraining any such breach or threatened breach and, subject to obtaining any requisite approval of the FCC, to enforcement of this Agreement by a decree of specific performance requiring Sellers to fulfill their respective obligations under this Agreement, in each case without the necessity of showing economic loss or other actual damage and without any bond or other security being required. If any action is brought by Option Holder to specifically enforce this Agreement or any of its terms or conditions, Sellers waive any defense as to the adequacy of Option Holder's remedies at law and to interpose no opposition to the propriety of injunctive relief or specific performance as a remedy.

SECTION 7. REPRESENTATION AND WARRANTIES OF SELLERS. Radio 1440, Tri-State and Legacy each, jointly and severally, represent and warrant to Option Holder that the following statements are true, correct and complete as of the date of this Agreement and will be true, correct and complete as of the delivery of the Option Notice and at Closing:

7.1

Tri-State and Radio 1440 are corporations organized under the laws of the State of Utah.

7.2

Tri-State and Radio 1440 have and will have upon the exercise of the Options full corporate power and authority to enter into this Option Agreement and the Purchase Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes, and any other instruments contemplated hereby when executed, will constitute the legal, valid and binding obligations of Tri-State and Radio 1440, enforceable in accordance with their terms.

7.3

The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (a) conflict with or violate any corporate document of either Seller; (b) conflict with or violate or result in any breach of or any default under, result in any termination or modification of, or cause any acceleration of any obligation under, any contract to which either Seller is a party or by which either is bound, or by which either KPTO or KITT or any of the KPTO Assets or the KITT Assets may be affected, or result in the creation of any lien, claim or encumbrance upon any of the KITT Assets the KPTO Assets; or (c) violate any judgment, decree, order, statute, law, rule or regulation applicable to either Seller, KPTO, KITT or the KITT Assets or the KPTO Assets.

7.4

Tri-State and Radio 1440 have complied in all material respects with all laws, rules, and regulations applicable to the operation of the Stations. Neither Seller is in violation or breach in any material respect of any of the terms, conditions or provisions of any order, judgment or decree relating to or affecting the Stations or the KITT Assets or the KPTO Assets to which either Seller is a party or by which either is bound. There is no action, suit or proceeding pending or threatened against either Seller relating to or affecting the Stations or the KPTO Assets or the KITT Assets. Other than that as involved in the routine processing of broadcast applications, there are no governmental investigations pending or threatened against either Seller relating to or affecting the Stations or the KITT Assets or the KPTO Assets.

7.5

All of the licenses, permits, and other authorizations issued by the FCC for the operation of KITT and KPTO are in full force and effect and are not be subject to any action or proceeding. The KPTO Assets and the KITT Assets are owned by the applicable Seller free and clear of liens, claims and encumbrances, except for liens described on Schedule A attached hereto (the "Current Liens"). All Current Liens will be terminated upon the Closing of the transactions contemplated by this Agreement. All contracts that relate to the operation of either Station are in full force and effect. The tangible personal property included in the Assets has and will be maintained in good operating condition and repair. The use of intangible property included in the Assets does not infringe upon the rights of any other person or entity.

7.6

No representations or warranty by Legacy, Tri-State and Radio 1440 in this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make this statement or facts contained herein or therein not misleading.

SECTION 8. REPRESENTATION AND WARRANTIES OF OPTION HOLDER.

Option Holder represents and warrants to Tri-State and Radio 1440 as follows:

8.1

Option Holder is a limited liability company duly incorporated, validly existing and in good standing under the laws of the State of Illinois.

8.2

Option Holder has, and will have upon the exercise of the Option, full corporate power and authority to enter into this Option Agreement and related documents and to consummate the transactions contemplated hereby. This Agreement constitutes, and any other instruments contemplated hereby when executed, will constitute the legal, valid and binding obligations of Option Holder, enforceable in accordance with their terms except as the same may be limited by bankruptcy, insolvency, moratorium and other similar issues affecting creditors rights generally and general equitable principles.

8.3

The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the compliance with the terms, conditions and provisions of this Agreement, with or without the giving of notice or the passage of time, or both, will not: (i) contravene any provision of Option Holder's Articles of Incorporation or By-Laws; or (ii) conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of any indenture, mortgage, loan or credit agreement or any other agreement or instrument to which Option Holder may be bound or affected by.

8.4

No representations or warranty by Option Holder in this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make this statement or facts contained herein or therein not misleading.

SECTION 9. COVENANTS OF SELLERS. Tri-State, Legacy and Radio 1440 covenant as follows:

9.1

Tri-State, Legacy and Radio 1440 shall (i) keep the Assets free and clear of liens, claims and encumbrances, except for the Current Liens, which shall be terminated prior to or on the Closing; (ii) except for KPTO, which currently is silent, carry on the business of the Stations, and keep its books and accounts, records and files, in the ordinary course of business, and operate the Stations in accordance with the terms of the FCC Licenses and in material compliance with all applicable laws, rules and regulations (including without limitation all applicable FCC rules and regulations); (iii) maintain the FCC Licenses in full force and effect and timely file and prosecute any necessary applications for renewal of the FCC Licenses; (iv) keep all tangible personal property and real property included in the Assets in good operating condition (ordinary wear and tear excepted) and repair and maintain adequate and usual supplies of inventory, office supplies, spare parts and other materials, and (v) maintain in effect adequate casualty and liability insurance with respect to the Stations and the Assets (risk of loss of the Assets remaining with Sellers until Closing).

9.2

Tri-State, Legacy and Radio 1440 will perform all acts necessary to carry out the transactions contemplated by this Agreement and will not: (i) perform or suffer any acts inconsistent with the grant of either Option to Option Holder or the actions contemplated by this Agreement; (ii) sell, lease, transfer, or otherwise dispose of, or negotiate the transfer of either Station (or the stock of either Seller) or the Assets, except for non-material sales or leases, in the ordinary course of business, of items which are being replaced by assets of comparable or superior kind, condition and value, for the purposes of this Agreement, "transfer" shall be interpreted broadly and shall include but not be limited to any sale, gift, assignment or other disposition, including any disposition under judicial order, legal process, execution, attachment or enforcement of a pledge, trust or other encumbrance; (iii) renew, renegotiate, modify, amend or terminate any Station Contract with respect to the Stations except in the ordinary course of business; (iv) adversely modify any of the FCC Licenses or make any adverse change in any of the buildings, leasehold improvements or fixtures of the Stations; (v) enter into any barter or trade contracts that are prepaid which would cause as of the Closing an aggregate negative barter balance; (vi) enter into any Station Contract, outside of the normal course of business, without the written consent of Option Holder; or (vii) enter into any transaction with any affiliate of Seller or Legacy or any officer, manager, member, director or shareholder of Seller or Legacy or any affiliate of Seller or Legacy.

9.3

Tri-State and Radio 1440 will notify Option Holder promptly of the threat of, or commencement against itself or any of their shareholders of any claim, suit, action, arbitration, legal, administrative or other proceeding, or governmental investigation or tax audit affecting the Station the Assets or Tri-State and Radio 1440 and will cooperate fully with Option Holder in taking any and all actions necessary or desirable to the consummation of the transactions contemplated by this Agreement.

9.4

At the request of Option Holder, Sellers shall from time to time give or cause to be given to the officers, employees, accountants, counsel, agents, consultants and representatives of Option Holder reasonable access during normal business hours to all facilities, properties, accounts, books, deeds, title papers, insurance policies, licenses, agreements, contracts, commitments, records and files, equipment, machinery, fixtures, furniture, vehicles, notes and accounts payable and receivable of Sellers with respect to either of the Stations, and all such other information concerning each of the Stations as Option Holder may reasonably request. Any investigation or examination by Option Holder shall not in any way diminish or obviate any representations or warranties of each Seller made in this Agreement. Each Seller shall cause their accountants and any agent of either Seller in possession of Sellers' books and records with respect to the Stations to cooperate with Option Holders reasonable requests for information pursuant to this Agreement.

9.5

Each Seller shall at any time and from time to time, upon Option Holder's request, take all reasonable actions in connection with the conduct of engineering and analysis, and the filing and prosecution of any filing with the FCC to improve the facilities of either of the Stations and/or enhance the economic potential of the Stations or its ability to serve the public interest, provided that the parties acknowledge that any and all such filings shall be approved and executed by the applicable Seller as licensee of the applicable Station and such Seller shall not be obligated to approve or file any application that Seller reasonably and in good faith determines to be contrary to its obligations under FCC rules and policies as the licensee of the Station. Any such studies shall by at Option Holder's expense, and Option Holder shall reimburse Sellers for any reasonable expenses incurred in conjunction with the review and/or filing of such studies or proposals. Notwithstanding the foregoing, neither Seller shall be obligated to effectuate any engineering modification, even if approved by the FCC.

9.6

Either Seller or Legacy shall give detailed written notice to Option Holder promptly upon learning of the occurrence of any event that would cause or constitute a breach (or that would have caused a breach had such event occurred or been known to either Seller or Legacy prior to the date hereof) of any of Seller's or Legacy's representations, warranties or covenants contained in this Agreement. Sellers or Legacy will promptly notify Option Holder in writing upon becoming aware of any order or decree (or any complaint seeking an order or decree) restraining or enjoining the consummation of the transactions contemplated hereunder, or receiving any notice from any court or governmental authority of its intention to institute an investigation into, or institute a suit or proceeding to restrain or enjoin, the consummation of such transactions, or to nullify or render ineffective such transactions if consummated. Sellers or Legacy shall immediately notify Option Holder of any event of default or notice of default it receives from any entity that has a Current Lien on any of the Assets.

9.7

 Prior to Closing, each Seller shall deliver to Option Holder true and complete lists of the FCC Licenses, the Station Contracts, and the tangible personal property, real property and intangible property included in the Assets, which lists shall be reasonably acceptable to the Option Holder. The Assets will constitute all of the assets necessary for the operation of the Stations.

SECTION 10. COVENANTS OF OPTION HOLDER. Option Holder covenants as follows:

10.1

Option Holder will perform all acts necessary to carry out the transactions contemplated by this Agreement and will not: (i) create, incur, assume or guarantee any indebtedness, obligations or liability or make any payments in respect thereto which would interfere with, or prevent, Tri-State and Radio 1440 from transferring the Assets to Option Holder as provided in Section 1.1 hereof; or (ii) perform or suffer any acts within its control inconsistent with the grant of the Options or the actions contemplated by this Agreement.

10.2

Option Holder will notify Tri-State and Radio 1440 promptly of the threat of, or commencement against itself or any of its Members of any claim, suit, action, arbitration, legal, administrative or other proceeding, or governmental investigation or tax audit affecting the Option Holder and will cooperate fully with Tri-State and Radio 1440 in taking any and all actions necessary or desirable to the consummation of the transactions contemplated by this Agreement.

SECTION 11. SURVIVAL. Sellers' and Legacy's representations and warranties set forth in this Agreement shall be deemed continuing during the Term (and thereafter until Closing if the Options are exercised) and made again by Sellers and Legacy to Option Holder as of Closing. If the Options are exercised, such representations and warranties, and Sellers' and Legacy's covenants under this Agreement, shall survive such exercise and shall survive Closing for a period of one year. Sellers and Legacy, each jointly and severally, shall indemnify and hold harmless Option Holder from and against any loss, liability, damage, cost or expense arising from any breach or default by Seller or Legacy under this Agreement.

SECTION 12. FURTHER ASSURANCES. Each party hereto shall execute all such instruments and take all such actions as any other party shall reasonably request, without payment of further consideration, to carry out and effect the intent of this Agreement, including without limitation the execution and delivery of any confirmatory and other instruments any and all actions which may reasonably be necessary to consummate the transactions contemplated hereby.

SECTION 13. DEFAULT OF SELLERS, LEGACY, OR OPTION HOLDER. It shall be an event of default under the terms of this Agreement (an "Event of Default") if either Sellers or Legacy breaches any of its representations or warranties contained in this Agreement or has otherwise failed to perform any of its covenants or material obligations contained herein, or any holder of a Current Lien has provided either Seller or Legacy with a notice of default of any agreement it is party to with either of the Sellers or Legacy or such holder of a Current Lien has taken any action to foreclose against any of the Assets. If any Event of Default is not cured within ten business days following written notice to Sellers, in addition to any other remedies Option Holder May have available to it, Option Holder may immediately terminate this Agreement, at which time Sellers shall immediately (i.e., within 20 calendar days) return to Option Holder the Down Payment and the total amount of all Option Payments that have been paid to the Sellers (the "Returned Payments"). As security for the prompt refund of the Returned Payments, Radio 1440 and Legacy, upon receipt of the Initial Down Payment, will execute the Security Agreement and Pledge Agreement attached hereto as Exhibits A and B respectively.

In the event either the First Additional Down Payment or the Final Additional Down Payment are not timely paid (time being of the essence), Sellers may declare Option Holder in immediate default, this Agreement shall be immediately terminable by Sellers, and Radio 1440 shall be entitled to retain all down payments (i.e., the Initial Down Payment and/or the First Additional Down Payment) already paid.

SECTION 14. NOTICES. All notices, demands and requests required or permitted to be given under this Agreement (collectively the "Notices") must be in writing and must be delivered personally, or by telephone facsimile (provided that such Notice is confirmed by delivering an original copy of such Notice on the same day to a nationally recognized overnight courier for delivery to the addressee(s) on the next business day), by nationally recognized overnight courier, or sent by United States certified mail, return receipt requested, postage prepaid and addressed to the parties at their respective addresses set forth below. Notices shall be effective upon receipt if delivered personally or by telephone facsimile, or on the next business day if sent by overnight courier, or three (3) business days after deposit in the mail if mailed. The initial addresses of the parties shall be:

To Sellers: AM Radio 1440, Inc. Tri-State Media Corp. 210 N 1000 E P.O. Box 1250 St. George, UT 84770 Attn: E. Morgan Skinner, Jr. Fax: (435) 628-1000	To Option Holder: Lakeshore Media, LLC 980 North Michigan Avenue Chicago, IL 60611 Attn: Bruce Buzil Fax: (312) 587-9520

With a copy to: Dan J. Alpert, Esq. The Law Office of Dan J. Alpert 2120 North 21st Road Arlington, VA 22201 Fax: (703) 243-8692	With a copy to: Robert E. Neiman, Esq. Greenberg Traurig, LLP 77 W. Wacker Drive Suite 2400 Chicago, IL 60601 Fax: (312) 456-8435

SECTION 15. MISCELLANEOUS.

15.1      No amendment, waiver of compliance with any provision or condition hereof, or consent pursuant to this Agreement will be effective unless evidenced by an instrument in writing and signed by the parties.

15.2      The headings herein are for convenience only and shall not control or affect the meaning or construction of the provisions of this Agreement.

15.3      The construction and performance of this Agreement will be governed by the laws of the State of Utah and any action to enforce this Agreement shall be brought in Washington County, Utah.

15.4      This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

15.5      Option Holder and Tri-State and Radio 1440 shall jointly prepare, and determine the timing of, any press release or other announcement to the public relating to the execution of this agreement. No party hereto will issue any press release or make any other public announcement relating to the transactions contemplated hereby without the prior consent of the other party hereto, except that any party may make any disclosure required to be made by it under applicable law if it determines in good faith that it is appropriate to do so and gives prior notice to the other party.

15.6      Tri-State and Radio 1440 agree that from the date hereof and during the time period in which the Options are exercisable hereunder, or if either Option is exercised, during the period prior to execution of the Purchase Agreement, neither shall offer or seek to offer, or entertain or discuss any offer to sell the stock of either Seller, the assets of either Station or their Assets other than as contemplated under this Agreement.

15.7      Prior to consummation of the Asset Purchase Agreement following consent from the FCC, Option Holder shall not, directly or indirectly, control, or direct or attempt to control, the Station or Tri-State and Radio 1440. Station operations, including complete ultimate control and supervision of all of the Stations programs, employees and policies, shall remain the sole responsibility of Tri-State and Radio 1440, as set forth in the rules and policies of the FCC.

15.8      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. Sellers or Legacy may not assign or transfer this Agreement. Option Holder may assign this Agreement to any party upon written notice to Sellers, at any time, whether before or after exercise of the Options, subject to assignee's assumption of all of Option Holder's obligations as stated herein and in the Purchase Agreements. However, no assignment will relieve Option Holder of its obligations hereunder.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the day and year first written above.

AM RADIO 1440, INC.

/s/ E. Morgan Skinner, Jr.

By:

E. Morgan Skinner, Jr.

Its:

President

TRI-STATE MEDIA CORPORATION

/s/ E. Morgan Skinner, Jr.

By:

E. Morgan Skinner, Jr.

It's:

President

LEGACY COMMUNICATIONS CORPORATION

/s/ E. Morgan Skinner, Jr.

By:

E. Morgan Skinner, Jr.

It's:

President

LAKESHORE MEDIA, LLC

/s/ Bruce Buzil

By:

Bruce Buzil

It's:

Co-Manager

SCHEDULE A

Security Agreement by and between Tri-State Media Corporation and US Capital Incorporated, dated July 23, 2004 with respect to the assets used in conjunction with Station KITT(FM) (f/k/a KFIF(AM)), Soda Springs, Idaho.

EXHIBIT A

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of the 3rd day of March, 2005 (this "Agreement"), by and between AM RADIO 1440, INC., a Utah corporation ("Licensee"), and LAKESHORE MEDIA, LLC, an Illinois limited liability company ("Secured Party").

W I T N E S S E T H:

WHEREAS, this Agreement is being delivered pursuant to the terms of a Option Agreement, dated March 3, 2005 (the "Option Agreement"), by and between Licensee and Secured Party, pursuant to which Licensee agreed to grant an option to Secured Party (the "Option") to purchase substantially all of the assets of Licensee used or useful in connection with the operation of radio station KPTO(AM), Pocatello, Idaho, FCC Facility No. 129638 (the "Station"); and

WHEREAS, in connection with the Option Agreement, Secured Party is making an advance payment to Licensee for the purchase of the Station in the amount of $300,000 under the terms and conditions of the Option Agreement; and

WHEREAS, Secured Party is willing to make the $300,000 payment as long as Licensee grants to Secured Party a security interest pursuant to the terms hereof which shall be exercised in the event of default of the Option Agreement by Licensee.

NOW, THEREFORE, in consideration of these premises, and of the extension of credit by Secured Party to Licensee as recited above, and of the mutual covenants and obligations hereinafter set forth, the parties hereto agree as follows:

SECTION 1

Security Interest.

(a)

As security for performance under the Option Agreement, and any amendments, increases or extensions thereunder (collectively, the "Liabilities"), Licensee hereby grants to Secured Party a continuing security interest in the KPTO Assets, as defined in the Option Agreement and to those items described in Exhibit 1.

The KPTO Assets (excluding licenses and permits issued by the FCC to the extent, and only to the extent, it is unlawful to grant a security interest in such licenses and permits, but including, to the maximum extent permitted by law, all rights incident or appurtenant to such licenses and permits, including, without limitation, the right to receive all proceeds derived from or in connection with the sale, assignment or transfer of such licenses and permits) and the assets described in Exhibit 1, including any replacement there to and the proceeds thereof are referred to as the "Collateral."

SECTION 2

Covenants of Licensee.

Licensee hereby covenants with Secured Party that:

(a)

All equipment used in conjunction with the operation of the Station which is material to the operation of the Station shall at all times during the term of this Agreement be owned or leased by Licensee, and all real property used in conjunction with the operation of the Station shall be owned or leased by Licensee. Licensee shall defend the Collateral against any claims and demands of all other persons at any time claiming the same or any interest therein which would conflict with any claim or interest of Secured Party. Licensee shall not encumber, sell, transfer, assign, abandon or otherwise dispose of the Collateral except for: (i) collection, discharge, discount, compromise or expiration of the KPTO Assets in the ordinary course of business; (ii) cancellation of insurance (subject to Section 2(b) hereof) in the ordinary course of business; (iii) liens arising from tax assessments, charges, levies or claims that are not yet due or that remain payable without penalty or which are being contested in good faith by appropriate proceedings; (iv) liens arising from legal proceedings, so long as such proceedings are being contested in good faith by appropriate proceedings diligently conducted and so long as execution is stayed on all judgments resulting from any such proceedings; (v) liens created by this Agreement; and (vi) trade-ins, replacements or exchanges of items of Equipment for other items of Equipment having an equal or greater value (in excess of any purchase money liens on such items) and useful in Licensee's business.

(b)

Licensee shall have and maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, including, without limitation, property and casualty insurance. Licensee shall use reasonable efforts to ensure that Secured Party shall at all times be named as a loss payee on any property and casualty insurance. Licensee shall use reasonable efforts to ensure that each insurance policy shall provide that upon cancellation of such insurance policy or a material adverse change of the coverage of such insurance policy, the insurer shall furnish to Secured Party notice thereof not later than thirty (30) days after such cancellation or material change, during which 30-day period each insurance policy shall remain in full force and effect. Licensee shall deliver certificates evidencing (and, upon Secured Party's request, copies of) each policy of insurance with respect to the Collateral to Secured Party. Licensee shall apply all insurance proceeds to repair and/or replace the Collateral.

(c)

Licensee shall pay promptly when due all taxes and assessments upon the Collateral owned by Licensee or upon its use or sale unless such taxes or assessments are being contested in good faith by Licensee. If Licensee fails to discharge taxes, liens or other encumbrances within ten (10) business days after written notice from Secured Party, Secured Party may discharge taxes, liens or other encumbrances at any time levied against or placed on the Collateral which have not been stayed as to execution and contested with due diligence in appropriate legal proceedings, and Secured Party may pay for insurance on the Collateral if Licensee has failed to comply with such obligation and if Licensee fails to do so within ten (10) business days after written notice from Secured Party. Licensee shall reimburse Secured Party on demand for any such expense incurred by Secured Party pursuant to the foregoing authorization.

(d)

Licensee, at the request of Secured Party, shall execute and file appropriate financing statements. Licensee shall from time to time promptly execute and deliver to Secured Party such financing statements and other papers and shall do all such reasonable acts and things as may be reasonably necessary or appropriate to establish, perfect and maintain a valid security interest in the Collateral as security for the Liabilities, and Licensee hereby authorizes Secured Party to execute and file at any time and from time to time one or more financing statements or copies thereof or of this Agreement with respect to the Collateral.

SECTION 3

Events of Default.

(a)

Licensee shall be in default under this Agreement upon the occurrence of any of the following (each, an "Event of Default"):

(i)

an "Event of Default" shall occur and be continuing under the Option Agreement or the Securities Pledge Agreement; or

(ii)

Licensee shall fail to perform or observe any material covenant, or agreement contained in this Agreement, and such failure is not cured within ten (10) calendar days after the date on which Secured Party gives Licensee written notice of such failure; or

(iii)

If Licensee shall fail to comply with a Final Order or Decree, no longer subject to administrative or judicial review, of any federal, state, municipal, or other governmental authority relating to the Collateral requiring compliance with any applicable statute, requirement, rule or regulation; or

(iv)

Licensee shall have entered against it by a court having jurisdiction thereof a decree or order for relief in respect to Licensee in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official shall be appointed for Licensee or for any substantial part of Licensee's property, or the winding up or liquidation of Licensee's affairs shall have been ordered; or Licensee shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or consent to the entry of an order for such relief in an involuntary case under any such law, or any such involuntary case shall commence, and not be dismissed within sixty (60) days, or Licensee shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for Licensee, or of the Station license or for all or substantially all of Licensee's property, or make any general assignment for the benefit of creditors.

(b)

Subject to Section 8 hereof, upon the occurrence of an Event of Default, subject to the Communications Act and the rules and regulations of the Federal Communications Commission ("FCC"), Secured Party shall have all of the rights, powers and remedies set forth in this Agreement, together with the rights and remedies of a secured party under the Uniform Commercial Code of the jurisdictions where the Collateral is located, including, subject only to the limitations of Section 8 hereof, the right to sell, lease or otherwise dispose of any or all of the Collateral, and to take possession of the Collateral for the purposes of conducting a public or private sale. Secured Party may require Licensee to assemble its Collateral and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties. Secured Party and Licensee hereby agree that Licensee's address and the current location of the Collateral are places reasonably convenient to it to assemble the Collateral. Secured Party shall send to Licensee reasonable advance notice of the time and place of any public sale or reasonable advance notice of the time after which any private sale or any other disposition thereof is to be made. The requirement of sending reasonable advance notice shall be met if such notice is mailed, postage prepaid, to Licensee at least ten (10) business days before the time of the sale or disposition.

In addition to the foregoing, upon the occurrence of an Event of Default, Secured Party may apply to any court of competent jurisdiction for the appointment of a receiver for the benefit of the creditors of Licensee. Licensee agrees to cooperate and support the appointment of Receiver, and to execute and cooperate in the filing of any and all documents necessary to effectuate the appointment. If the court grants the application for receivership, such receiver shall be instructed immediately to seek from the FCC consent to an assignment of the Station's FCC Licenses to the Receiver. Licensee agrees, subject to the receipt of prior FCC approvals, that the receiver shall have the power to dispose of the Station's FCC Licenses and the Collateral in any manner lawful in the jurisdiction in which his or her appointment is confirmed, including the power to conduct a public or private sale of the FCC Authorizations and the Collateral. Secured Party may bid at any such public or private sale.

(c)

Upon the occurrence of an Event of Default, upon the request of Secured Party, Licensee shall join with the successful bidder or other purchaser at a foreclosure sale regarding the Collateral in seeking from the FCC all applicable prior approvals of the assignment of the FCC Authorizations to such bidder or other purchaser. In that regard, Licensee agrees to execute and deliver all applications, certificates, instruments, assignments and other documents and papers that may be required to obtain any necessary FCC consent, approval or authorization. It is expressly understood that such sale shall be subject to all applicable consents and prior approvals of the FCC.

(d)

Licensee specifically agree that any public or private sale held in accordance with the terms of this Security Agreement shall, for all other purposes, be deemed to have been conducted in a commercially reasonable manner and in good faith; and the proceeds of any such sale shall be applied as follows:

FIRST: to satisfaction of Licensee's obligations to Secured Party;

SECOND: to the payment of all expenses reasonably incurred by Secured Party in connection with such sale, including, but not limited to, the expenses of taking, advertising, processing, preparing and storing the Collateral to be sold, and all court costs and reasonable fees of counsel to Secured Party in connection with the exercise of any right or remedy hereunder, to the extent that such costs and expenses shall not theretofore have been reimbursed to Secured Party; and

THIRD: in the case of any surplus remaining after the application of the proceeds of the sale of Collateral as aforesaid, to Licensee, its successors or assigns, or as a court of competent jurisdiction may direct.

SECTION 4

Waivers.

Licensee waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description except as hereinbefore provided. LICENSEE HEREBY ACKNOWLEDGES THAT ITS UNDERSIGNED OFFICER HAS READ AND UNDERSTANDS THIS SECURITY AGREEMENT AND SPECIFICALLY THE PARAGRAPHS CONTAINED HEREIN RELATING TO DEFAULT AND REMEDIES UPON DEFAULT. LICENSEE FURTHER ACKNOWLEDGES THAT IN THE EVENT OF DEFAULT THE SECURED PARTY MAY TAKE POSSESSION OF THE COLLATERAL WITHOUT RESORT TO ANY JUDICIAL PROCESS, NOTICE OR HEARING, EXCEPT AS EXPRESSLY REQUIRED BY APPLICABLE LAW OR SET FORTH HEREIN. LICENSEE FURTHER HEREBY SPECIFICALLY AGREES THAT THE SECURED PARTY'S INTEREST IN THE COLLATERAL ARISES OUT OF A "COMMERCIAL TRANSACTION." Secured Party shall have no duty as to the collection or protection of any Collateral not in Secured Party's possession and Secured Party's duty with reference to Collateral in its possession shall be to use reasonable care in the custody and preservation of such Collateral.

SECTION 5

Successors and Assigns.

The covenants, representations, warranties and agreements herein set forth shall be binding upon Licensee, its successors and assigns, and shall inure to the benefit of Secured Party, its successors and assigns.

SECTION 6

Miscellaneous.

(a)

Agreement Remains in Effect. The parties agree to each of the following:

        (1)     This Security Agreement shall remain in effect, without waiver or surrender of any of the parties' rights hereunder, notwithstanding any one or more of the following:

(i)

Extension of time of the whole or any part of the Option Agreement;

(ii)

Any change in the terms and conditions of the Option Agreement;

(iii)

Surrender, release, exchange or alteration of any Collateral or other security given, either in whole or in part; or

(iv)

The release, settlement, discharge, compromise, change or amendment, in whole or in part, of any claim of Secured Party against Licensee.

         (2)    Secured Party shall be under no duty to select any of the Collateral over any other property securing payment under the Option Agreement, but may select, sell and/or foreclose against such property as Secured Party in its sole discretion may determine; provided, however, that the Secured Party may not attempt to foreclose against the FCC licenses or other authorizations for the Station, except in connection with a foreclosure on substantially all of the tangible assets used in the operation of the Station conducted in compliance with the requirements of the Communications Act and the rules and regulations of the FCC.

        (3)    No delay or failure of Secured Party in the exercise of any power or right shall operate as a waiver or acquiescence, nor shall any single or partial exercise of any power or right preclude any other future exercise of such power or right, and any rights and remedies of the Secured Party are cumulative.

(b)

This Agreement shall be governed by and construed under the laws of the State of Utah without regard to its principles of conflict of laws.

(c)

None of the terms or provisions of this Agreement may be waived, altered, modified, or amended except by an agreement in writing signed by Secured Party and Licensee.

(d)

This Agreement may be signed in counterpart originals, which collectively shall have the same legal effect as if all signatures had appeared on the same physical document.

(e)

Every provision of this Security Agreement is intended to be severable. In the event that any term or provision hereof is declared by a court to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable, then to the extent possible all of the other provisions shall nonetheless remain in full force and effect.

 (f)

Time is of the essence with respect to all obligations of Licensee under this Security Agreement and all of its provisions.

SECTION 7

Notices.

All notices, requests, demands and other communications hereunder shall be given in writing and shall be: (a) personally delivered; to include delivery by overnight courier services or (b) sent to the parties at their respective addresses indicated herein by registered or certified U.S. mail, return receipt requested and postage prepaid, or by private overnight mail courier service. The respective addresses to be used for all such notices, demands or requests are as follows:

(a)

If to Secured Party, to:

                3 Point Media - Kansas, LLC

                980 North Michigan Ave. Suite 1880

                Chicago, IL 60611

                Attention: Bruce Buzil

                Facsimile: (312) 587-9520

(with a copy to)

                Robert E. Neiman, Esq.

                Greenberg Traurig

                77 West Wacker

                Suite 2400

                Chicago, IL 60601

                Facsimile: (312) 456-8435

or to such other person or address as Licensee shall furnish to Secured Party in writing.

(b)

If to Licensee, to:

                E. Morgan Skinner, Jr.

                AM Radio 1440, Inc.

                210 N 1000 E

                St. George, UT 84770

                Facsimile: (435) 628-6636

(with a copy to)

                Dan J. Alpert, Esq.

                Law Office of Dan J. Alpert

                2120 North 21st Rd.

                Arlington, VA 22201

                Facsimile: (703) 243-8692

or to such other person or address as Secured Party shall furnish to Licensee in writing.

If personally delivered, such communication shall be deemed delivered upon actual receipt; if sent by overnight courier pursuant to this paragraph, such communication shall be deemed delivered upon receipt; and if sent by U.S. mail pursuant to this paragraph, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service, or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal. Any party to this Agreement may change its address for the purposes of this Agreement by giving notice thereof in accordance with this Section.

SECTION 8

FCC Approval.

Notwithstanding any provision herein to the contrary, Secured Party may not, in the event of a default or otherwise, exercise any control over the operation of the Station or take possession of or exercise any rights with respect to the Station's FCC licenses or other authorizations without first obtaining the prior written consent of the FCC as required by Section 3 10(d) of the Communications Act and the rules and regulations of the FCC. Any foreclosure on, sale, transfer or other disposition of any Collateral or any other action taken or proposed to be taken hereunder that would affect the operational, voting, or other control of Licensee or affect the ownership of the FCC Authorizations, shall be pursuant the Communications Act of 1934, as amended (the "Communications Act"), and to the applicable rules and regulations of the FCC and, if and to the extent required thereby, subject to the prior consent of the FCC and any other applicable governmental authority. Notwithstanding anything to the contrary contained herein, Secured Party shall not take any action pursuant hereto that would constitute or result in any assignment of the FCC Authorizations or transfer of control of Licensee if such assignment or transfer of control would require under then existing law (including the Communications Act), the prior approval of the FCC, without first obtaining such approval of the FCC and notifying the FCC of the consummation of such assignment or transfer of control (to the extent required to do so).

SECTION 9

Attorney-In-Fact.

Upon the occurrence and continuance of an Event of Default, Licensee hereby appoints the Secured Party, as Licensee's attorneys-in-fact, irrevocably and coupled with an interest, with full authority in its place and stead, and in its name or otherwise, from time to time in Secured Party's discretion upon the occurrence and during the continuance of an Event of Default, but at Licensee's cost and expense and without notice to Licensee:

(a)

to perform any obligation of Licensee hereunder in Licensee's name or otherwise.

(b)

to give notice of the Secured Party's right in the Collateral, to enforce the same, and make extension agreements with respect thereto.

(c)

to release security and to resort to security in any order.

(d)

to release persons liable on the Collateral and to give receipts and acquaintance and compromise disputes in connection therewith.

(e)

to obtain, adjust, sell and cancel any insurance with respect to the Collateral, and endorse any draft drawn by insurers of the Collateral. The Secured Party may apply any proceeds or unearned premiums of such insurance to the Secured Obligations (whether or not due).

(f)

to take any action and to execute any assignment, certificate, financing statement, notification, document or instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Licensee representing any payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

(b)

to exercise all rights, powers and remedies which the Licensee would have, but for this Security Agreement, under all of the Collateral.

Notwithstanding the foregoing, the Secured Party may not, under any circumstance, make any filing, report, application or other submission to the FCC on behalf of or in the name of Licensee.

[Signature Page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

SECURED PARTY:

LAKESHORE MEDIA, LLC

By:  /s/ Bruce Buzil

Co-Member

LICENSEE:

AM RADIO 1440, INC.

By: /s/ E. Morgan Skinner, Jr.

President

EXHIBIT 1

A.     All fixtures and all tangible and intangible personal property of Debtor, used or useful in the operation of the Station, whether now owned or hereafter acquired by Debtor, or in which the Debtor may now have or hereafter acquire an interest, including, without limitation, the following:

(a)

all machinery equipment, radio transmitting towers, antennas, broadcasting studio equipment, program libraries, radio transmitters, furnishings, microphones, audio equipment, tape recorders, tools, goods, connectors, and broadcasting and receiving equipment;

(b)

all of Debtor's rights under all present and future authorizations, permits, licenses and franchises heretofore or hereafter granted to Debtor for the operation and ownership of the Station (excluding licenses and permits issued by the FCC to the extent, and only to the extent, it is unlawful to grant a security interest in such licenses and permits, but including, to the maximum extent permitted by law, all rights incident or appurtenant to such licenses and permits, including, without limitation, the right to receive all proceeds derived from or in connection with the sale, assignment or transfer of such licenses and permits), whether now owned or hereafter acquired by the Debtor, or in which the Debtor may now have or hereafter acquire an interest. The parties acknowledge that the Federal Communications Commission currently does not recognize the granting of security interests in licenses and authorizations issued by the Federal Communications Commission, but the parties intend that the security interest shall attach in the FCC Licenses if hereafter permitted by law;

(c)

all accounts, accounts receivable, other receivables, contract rights, chattel paper, and general intangibles of the Debtor including, without limitation, goodwill, patents, trademarks, tradenames, call signs, blueprints, product lines and research and development (excluding licenses and permits issued by the FCC to the extent, and only to the extent, it is unlawful to grant a security interest in such licenses and permits, but including, to the maximum extent permitted by law, all rights incident or appurtenant to such licenses and permits, including, without limitation, the right to receive all proceeds derived from or in connection with the sale, assignment or transfer of such licenses and permits), whether now owned or hereafter acquired by the Debtor or in which the Debtor may now have or hereafter acquire an interest;

(d)

all instruments, documents of title, policies and certificates of insurance, securities, bank deposits, checking accounts and cash now or hereafter owned by the Debtor or in which the Debtors may now have or hereafter acquire an interest;

(e)

all real estate leases, causes of action, rights of action, claims for damages and similar rights to recover damages or obtain relief;

(f)

all inventory, including all merchandise, raw materials, work in process, finished goods, and supplies, now or hereafter owned by the Debtor or in which the Debtor may now have or hereafter acquire an interest;

(g)

all accessions, additions or improvements to and all proceeds and products of all of the foregoing; and

(h)

all books, records and documents relating to all of the foregoing.

B.    All Collateral consisting of accounts, accounts receivable, contract rights, chattel paper, other receivables and general intangibles of the Debtor, whether now existing or hereafter acquired, arising from the sale, delivery or provision of goods and/or services.

EXHIBIT B

SECURITIES PLEDGE AGREEMENT

THIS SECURITIES PLEDGE AGREEMENT (this "Pledge Agreement" or this "Agreement") is made and given as of the 3rd day of March, 2005, by LEGACY COMMUNICATIONS CORPORATION ("Pledgor") and AM RADIO 1440, INC. ("Radio 1440") to LAKESHORE MEDIA, LLC ("Pledgee").

R E C I T A L S:

WHEREAS, the Pledgor is the owner of 100% of the issued and outstanding shares of Radio 1440; and

WHEREAS, Pledgee and Radio 1440 are parties to Option Agreement, dated March 3, 2005 (the "Option Agreement"), pursuant to which Radio 1440 has agreed to grant to Pledgor an option (the "Option") to purchase substantially all of the assets of Radio 1440 used or useful in connection with the operation of radio station KPTO(AM), Pocatello, Idaho, FCC Facility No. 129638 (the "Station"); and

WHEREAS, in connection with the Option Agreement, Pledgee is making an advance payment to Licensee for the purchase of the Station in the amount of $300,000 under the terms and conditions of the Option Agreement; and

WHEREAS, Pledgee is willing to make the $300,000 payment as long as Pledgor grants to Pledgee a security interest in the stock of Radio 1440 pursuant to the terms hereof which secure the performance of Radio 1440's and Pledgors's obligations under the Option Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties hereby agree as follows:

Section 1.                 Pledge.

(a)

The Pledgor hereby delivers, pledges, and grants a security interest to Pledgee of all Pledgor's right, title and interest in and to the Shares, warrants and options of Radio 1440 standing in the Pledgor's name, as more particularly described on Exhibit A attached hereto, as collateral security for performance of all of Pledgor's obligations under the Option Agreement (the "Obligations").

(b)

The Pledgor shall promptly pledge and deposit hereunder with Pledgee, any membership interests, warrants, options or other rights to acquire membership interests of Radio 1440 acquired by the Pledgor in addition to the securities referred to on Exhibit A attached hereto, whether by (i) new purchase or (ii) new issuance or by declaration of a dividend or distribution with respect to, or a split of, or conversion of, any securities now or hereafter held in pledge (all in suitable form for transfer by delivery or accompanied by (a) duly executed instruments of transfer or assignments in blank, and (b) any required transfer tax stamps). (All of the property described in Section 1(a) hereof and this Section 1(b) is hereinafter collectively called the "Pledged Securities"). All Pledged Securities shall stand pledged and assigned as collateral security for the Obligations in the same manner as the property described in the first paragraph hereof and this paragraph. With respect to any uncertificated Pledged Securities, Radio 1440 has caused the Pledgee to be registered as the Pledgee thereof on the books of Radio 1440, and Radio 1440 shall promptly cause such registration with respect to all uncertificated Pledged Securities pledged and assigned to the Pledgee hereafter.

(a)

Pledgor agrees to execute and deliver to Pledgee (i) assignments separate from certificate in a form reasonably acceptable to Pledgee, undated and appropriately endorsed in blank, with respect to any certificated Pledged Securities and any warrants or options for the purchase of membership interests, capital stock or other equity securities of Radio 1440; and (ii) such other documents of transfer as Pledgee may from time to time reasonably request to enable Pledgee to transfer, after the occurrence and during the continuance of an Event of Default, the Pledged Collateral into its name or the name of its nominee (all of the foregoing are hereinafter collectively referred to as the "Powers").

(b)

Pledgor agrees to (i) promptly deliver to Pledgee or Pledgee's nominee all certificates or other instruments evidencing any of the Pledged Securities, which may at any time come into the possession of such Pledgor, (ii) execute and deliver to Pledgee such financing statements as Pledgee may reasonably request with respect to the Pledged Securities (or, if execution by such Pledgor is not required pursuant to the applicable Uniform Commercial Code, such Pledgor hereby authorizes Pledgee to file all financing statements deemed necessary by Pledgee to perfect the security interests granted hereunder), and (iii) take such other steps as Pledgee may from time to reasonably request to perfect Pledgee's security interest in the Pledged Securities or any part thereof under applicable law.

Section 2.             Representations, Warranties and Covenants of the Pledgor.

(a) The Pledgor hereby represents, warrants and covenants as follows:

(i)

Except for the security interest and pledge hereunder (1) the Pledgor is the sole legal and beneficial owner of the Pledged Securities and holds the Pledged Securities free and clear of any lien, security interest, encumbrance or restriction on transfer (in the case of restrictions on transfer, except as may be imposed by any state or local governmental authorities), (2) except as provided in the Articles of Incorporation of Radio 1440, there are no restrictions upon the voting rights of any of the Pledged Securities (other than as may be imposed by any state or local governmental authorities), and (3) the Pledgor has all requisite power and authority to enter into this Pledge Agreement and to pledge the Pledged Securities to the Pledgee hereunder free of any encumbrances.

(ii)

The Pledgor shall promptly pay any and all taxes, assessments and governmental charges upon the Pledged Securities pledged by the Pledgor hereunder when due other than those contested in good faith by appropriate proceedings for which adequate funds for the payment thereof shall have been set aside.

(iii)

The Pledgor shall not sell or otherwise assign, transfer or dispose of the Pledged Securities or any interest therein during such time as they shall be pledged to the Pledgee as contemplated hereby.

(iv)

The Pledgor shall keep the Pledged Securities free from any lien, security interest or encumbrance except for that which is provided hereby and shall take such actions reasonably necessary to protect such Pledged Securities against all claims and demands of all persons at any time claiming any interest therein.

(v)

The Pledged Securities are duly and validly issued, fully paid and nonassessable and each certificate or instrument evidencing the Pledged Securities is issued in the name of the Pledgor.

(vi)

The Pledged Securities represent, and the Pledgor is the legal and beneficial holder of, all of the issued and outstanding shares of Radio 1440.

(vii)

The execution and delivery of, and performance by the Pledgor of its obligations under, this Pledge Agreement will not violate any provisions of law, any order, judgment or decree of any court or other agency of government, including, without limitation, the FCC, or any indenture, agreement or other instrument to which the Pledgor is a party or by which the Pledgor is bound, or constitute (with due notice or lapse of time or both) a default under, or except as may be permitted under this Pledge Agreement, result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Pledgor pursuant to, any such indenture, agreement or instrument.

(viii)

Upon delivery to the Pledgee of the certificates evidencing the Pledged Securities, the lien granted pursuant to this Pledge Agreement will constitute a valid, perfected first priority lien on the Pledged Securities, enforceable as such against all creditors of the Pledgor and any persons or entities purporting to purchase any of the Pledged Securities from the Pledgor.

(ix)

The Pledgor has delivered to Pledgee accurate and complete copies of the Certificate of Formation and Operating Agreement and all other documents concerning the organization, capitalization and governance of Radio 1440.

(xi)

This Pledge Agreement and the other agreements and instruments relating hereto constitute the valid and binding obligations of the Pledgor, enforceable against it in accordance with its terms, subject, however, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally.

(xii)

To the fullest extent permitted by law, during the term of this Agreement, Pledgor shall exercise all voting rights in respect of any Pledged Securities, and all other rights afforded to it by contract or by law, prevent: (1) the issuance by Radio 1440 of additional membership interests, (2) any modification or amendment to the organic documents of Radio 1440; (3) any liquidation, winding-up, dissolution or termination of existence of Radio 1440; and (4) any merger, consolidation, reorganization, or recapitalization of Radio 1440.

(xiii)

 Pledgor's legal name is exactly as it appears on the signature pages hereto and Pledgor maintains its state of organization as set forth on Exhibit A attached hereto, and will provide Pledgee with ten (10) days prior written notice of any change of Pledgee's state of organization to any other location.

(b) Radio 1440 and Pledgor, jointly and severally, hereby represents warrants and covenants as follows:

(i)

Radio 1440 is a duly-organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business in those jurisdictions where the nature of its business requires it to be so qualified, and has the necessary legal power and authority to own its property and assets and to transact the business in which it is engaged.

(ii)

The extension, delivery and performance of the terms of this Pledge Agreement are not in contravention of the law or of any order, indenture, agreement or undertaking to which it is a party or by which it or the Pledged Securities is bound.

(iii)

All Pledged Securities are duly authorized and validly issued, fully paid and nonassessable, authentic, genuine, unaltered and not stolen or forged or counterfeit, and in all respects what they purport to be. Except as provided in the Articles of Incorporation, the Pledged Securities are freely tradeable and assignable and are not subject to any restrictions on transfer or resale or other disposition in any manner (other than any restrictions imposed by any applicable securities laws). During the term of this Pledge Agreement, the Pledged Securities are and shall represent all of the outstanding membership interests with respect to the ownership of Radio 1440. Radio 1440 has confirmed that the Pledgor has delivered to the Pledgee upon or prior to execution of this Agreement all membership certificates, bonds, debentures, warrants, or other instruments or writings evidencing any Pledged Securities together with duly executed stock powers in blank and all other assignments or endorsements requested by the Pledgee, and with respect to any uncertificated Pledged Securities, Radio 1440 has caused the Pledgee to be registered as the secured party thereof on the books of Radio 1440.

(iv)

Radio 1440 has delivered to the Pledgee upon or prior to execution of this Pledge Agreement, a true and correct copy of the Certificate of Incorporation, By-Laws and all other documents concerning the organization, capitalization and governance of Radio 1440, and shall deliver to Pledgee copies of any amended documents at such time as they are adopted.

(iiv)

Radio 1440 shall promptly notify the Pledgee in writing if any event shall become actually known to Radio 1440 which has a material adverse effect with respect to any Indebtedness, or which changes the truth or correctness of any representation or warranty in this Pledge Agreement.

Section 3.     Right to Receive Distributions on Pledged Securities.

(a)

Unless and until an Event of Default (as defined in Section 5 hereof) has occurred, and if the Pledgee shall have notified the Pledgor in writing of its election to exercise the rights under this Section 3, the Pledgor shall be entitled to receive and retain for its own use any and all dividends, interest and other payments and distributions made upon or with respect to the Pledged Securities, except:

(i)

stock interest dividends;

(ii)

dividends payable in securities or other property (except cash dividends or distributions);

(iii)

dividends or distributions on dissolution or on partial or total liquidation or in connection with a reduction of capital, capital surplus or paid-in surplus; and

(iv)

any other securities issued with respect to or in lieu of the Pledged Securities in any manner whatsoever (whether upon conversion of any convertible securities included therein or through stock split, spin-off, split-off, reclassification, merger, consolidation, sale of assets, combination of shares or otherwise).

All of the foregoing, together with all new, substituted or additional membership interests, warrants, options, notes or other rights, or other securities issued in addition to or in respect of all or any of the Pledged Securities shall be delivered to the Pledgee hereunder as required by Section 1 hereof, to be held as collateral pursuant to the terms hereof in the same manner as the Pledged Securities delivered to the Pledgee on the date hereof. The Pledgor shall have the right to receive and retain all dividends, distributions, principal, interest and other payments made upon or with respect to the Pledged Securities, except those which the Pledgee are specifically authorized to receive as provided above, and the Pledgee shall take all such action as may be necessary or appropriate to give effect to such right. From time to time upon receiving a written request from the Pledgor accompanied by a certificate signed by the Pledgor stating that no Event of Default has occurred, the Pledgee shall deliver to the Pledgor suitable assignments and orders for the payment to the Pledgor or upon its order of all dividends, distributions, principal, interest and other payments to which the Pledgor is entitled as aforesaid, upon or with respect to any Pledged Securities which are registered or standing in the name of the Pledgee.

(b)

Notwithstanding any provision herein to the contrary, if any Event of Default shall have occurred, upon the giving of the written notice referred to in subsection (a) above, then and whether or not any holder of the Obligations exercises any available option to declare such Obligations due and payable or seeks or pursues any other relief or remedy available to such holder under this Pledge Agreement or any instrument or agreement evidencing or securing any Obligations, all dividends, distributions, or interest or principal payments, as the case may be, on the Pledged Securities shall be paid directly to the Pledgee, and retained by it as part of the Pledged Securities, subject to the terms of this Pledge Agreement, and, if the Pledgee shall so request in writing, the Pledgor agrees to execute and deliver to the Pledgee appropriate additional distribution and other orders and documents to that end.

Section 4.     Right to Vote Pledged Securities.

(a)

Unless and until an Event of Default has occurred, and until the Pledgee shall have notified the Pledgor in writing of their election to exercise the rights under this Section 4, the Pledgor shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Pledged Securities and to exercise conversion rights with respect to any convertible securities included therein (provided, however, that no vote shall be cast, and no consent shall be given or shareholder action taken, which would have the effect of impairing the position or interest of the Pledgee with respect to the Pledged Securities or which would authorize or effect any action then prohibited by the Purchase Agreement).

(b)

Notwithstanding any provision herein to the contrary but subject to the terms of Section 19 hereof, if any Event of Default shall have occurred, upon the giving of the written notice referred to in subsection (a) above, then and whether or not any holder of the Obligations exercises any available option to declare such Obligations due and payable or seeks or pursues any other relief or remedy available to such holder under this Pledge Agreement or any instrument or agreement evidencing or securing any Obligations, but subject to the restrictions of Section 19 herein, the Pledgee, or their nominee, shall forthwith, without further action on the part of any person, have the sole and exclusive right to exercise all voting and other powers of ownership pertaining to the Pledged Securities and shall exercise such powers in such manner as the Pledgee shall determine to be necessary, appropriate or advisable. The Pledgor hereby agrees to execute and deliver to the Pledgee such additional powers, authorizations, proxies, dividends and such other documents as the Pledgee may reasonably request to secure to the Pledgee the rights, powers and authority intended to be conferred upon the Pledgee by this subsection (b).

Section 5.     Events of Default.

The Pledgor shall be in default under this Pledge Agreement upon the occurrence of any of the following events (herein referred to as an "Event of Default"):

(a)

default by Pledgor or Radio 1440 in the due observance or performance of any covenant or agreement contained herein, which default, if curable, is not cured within ten (10) business days of receipt by the Pledgor of notice thereof;

(b)

breach in any material respect by the Pledgor or Radio 1440 of any representation or warranty herein contained that is not timely cured;

(c)

the occurrence of any breach or default by Radio 1440 or Pledgee that is not timely cured under the terms of the Option Agreement; or

  (d)

the occurrence of any breach or default by Radio 1440 under the terms of that certain Security Agreement between Radio 1440 and Pledgee attached hereto as Exhibit B.

Section 6.     Remedies Upon Event of Default.

(a)

If any Event of Default shall occur, but subject to the restrictions of Section 19 hereof, the Pledgee may exercise all the rights and remedies of a seller under the Uniform Commercial Code, at law or in equity. Without limitation of the foregoing, unless the Obligations shall have been paid in full in cash, the Pledgee may, in the Pledgee's sole discretion, without further demand, advertisement or notice, except as expressly provided for in subsection (i) below, apply the cash, if any, then held by it as collateral hereunder, for the purposes and in the manner provided in Section 7 hereof, and, if there shall be no such cash or the cash so applied shall be insufficient to make payment in full of all payments provided in Section 7 hereof:

(i)

Sell the Pledged Securities, or any part thereof, in one or more sales, at public or private sale, conducted by any officer or agent of the Pledgee, at a place of business of the Pledgee or elsewhere, for cash, upon credit or future delivery, and at such price or prices as the Pledgee shall, in a commercially reasonable manner, determine, and, to the extent permitted by law, the Pledgee may be the purchaser of any or all of the Pledged Securities so sold. Upon any such sale, the Pledgee shall have the right to deliver, assign and transfer to the purchaser thereof the Pledged Securities so sold. Each purchaser (including the Pledgee) at any such sale shall hold the Pledged Securities so sold, absolutely free from any claim or right of whatsoever kind, including, without limitation, any equity or right of redemption of the Pledgor which the Pledgor, to the extent it may lawfully do so, hereby specifically waives. The Pledgee (unless the Pledged Securities threatens to decline speedily in value or is or becomes of a type sold on a recognized market) shall give the Pledgor at least ten (10) business days' advance written notice of any such public or private sale . The Pledgee shall not be obligated to make any sale pursuant to any such notice. The Pledgee may, without notice or publication, adjourn any public or private sale from time to time by announcement at the time and place fixed for such sale, or any adjournment thereof, and any such sale may be made at any time or place to which the same may be so adjourned without further notice or publication. In case of any sale of all or any part of the Pledged Securities for credit or for future delivery, the Pledged Securities so sold may be retained by the Pledgee until the selling price is paid by the purchaser thereof, but the Pledgee shall not incur any liability in case of the failure of such purchaser to pay for the Pledged Securities so sold, and in case of any such failure, such Pledged Securities may again be sold under and pursuant to the provisions hereof; or

(ii)

Proceed by a suit or suits at law or in equity to foreclose upon this Pledge Agreement and sell the Pledged Securities, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

(b)

If at any time when the Pledgee shall determine to exercise their right to sell all or any part of the Pledged Securities pursuant to subsection (a)(i) of this Section, such Pledged Securities or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as from time to time in effect (the "Securities Act") or the securities laws of any state, the Pledgee, in their sole and absolute discretion, are hereby expressly authorized to sell such Pledged Securities or such part thereof by private sale in such manner and under such circumstances as the Pledgee may deem commercially reasonable in order that such sale may legally be effected without such registration. The Pledgee shall sell all or any part of the Pledged Securities at a price which it deems commercially reasonable under the circumstances.

(c)

The Pledgee as attorney-in-fact pursuant to Section 8 hereof may, in the name and stead of the Pledgor, make and execute all conveyances, assignments and transfers of the Pledged Securities sold in accordance with this Pledge Agreement. The Pledgor shall, if so reasonably requested by the Pledgee, ratify and confirm any sale or sales by executing and delivering to the Pledgee, or to such purchaser or purchasers, all such instruments as may, in the reasonable judgment of the Pledgee, be advisable for such purpose.

(d)

The receipt of the Pledgee of the purchase money paid at any such sale made by them shall be a sufficient discharge therefor to any purchaser (other than the Pledgee) of the Pledged Securities, or any portion thereof, sold as aforesaid; and no such purchaser (or his or its representatives or assigns) (other than the Pledgee), after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money or any part thereof or in any manner whatsoever be answerable for any loss, misapplication or nonapplication of any such purchase money, or any part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

Section 7.

Application of Proceeds.

The proceeds of any sale, or of collection, of all or any part of the Pledged Securities shall be applied by the Pledgee, without any marshaling of assets, in the following order:

(a)

first, to the payment of all of the costs and expenses of such sale, including, without limitation, reasonable legal fees, and all other reasonable expenses, liabilities and advances made or incurred by the Pledgee in connection therewith (including reasonable costs and expenses incurred in connection with any bankruptcy, reorganization or insolvency proceeding);

(b)

second, to the repayment of the amounts provided under the Option Agreement; and

(c)

finally, to the Pledgor, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

Section 8.

Attorney-in-Fact.

Pledgor hereby appoints Pledgee as its attorney-in-fact, with full authority, in the name of such Pledgor or otherwise, after the occurrence and during the continuance of an Event of Default, from time to time in Pledgee's sole discretion, to take any action and to execute any instrument which Pledgee may deem necessary to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to such Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Securities or any part thereof and to give full discharge for the same and to arrange for the transfer of all or any part of the Pledged Securities on the books of Borrower to the name of Pledgee or Pledgee's nominee. The power of attorney granted pursuant to this Section 8 is a power coupled with an interest and shall be irrevocable until the earlier to occur of (i) payment in full, in cash, of all Secured Liabilities and (ii) release of the security interests in the Pledged Securities in accordance with provisions of Section 12.

Section 9.

Record Ownership of Pledged Securities.

The Pledgor shall, upon request, promptly give to the Pledgee copies of any notices or other communications received by the Pledgor with respect to the Pledged Securities registered in the name of Pledgor.

Section 10.

No Waiver.

No failure on the part of the Pledgee to exercise, and no delay on the part of the Pledgee in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Pledgee of any right, power or remedy hereunder preclude any other or further right, power or remedy.

Section 11.

Survival of Obligations; Termination of Pledge.

Any provision herein to the contrary notwithstanding, this Pledge Agreement and the warranties, representations, agreements and covenants contained herein and in any certificates or instruments delivered pursuant hereto shall continue until Pledgor's full satisfaction of the Obligations. Upon the occurrence of Pledgor's full satisfaction of the Obligations, the Pledgee shall immediately assign, transfer and deliver to the Pledgor or its assignees, without representation, warranty or recourse, against appropriate receipts, all the Pledged Securities, then held by it in pledge hereunder and all duly executed instruments of transfer or assignments in blank relating thereto and any other property held by the Pledgee pursuant to this Pledge Agreement free and clear of the lien of this Pledge Agreement.

Section 12.

Jurisdiction.

THE PLEDGOR, TO THE EXTENT THAT IT MAY LAWFULLY DO SO, HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF UTAH AND THE UNITED STATES DISTRICT COURT FOR WASHINGTON COUNTY, UTAH, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ANY OF ITS OBLIGATIONS ARISING HEREUNDER OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY, AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE, INCLUDING, WITHOUT LIMITATION, THE INCONVENIENCE OF SUCH FORUM, IN ANY OF SUCH COURTS. IN ADDITION, TO THE EXTENT THAT IT MAY LAWFULLY DO SO, THE PLEDGOR CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE OR U.S. CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO THE PLEDGOR AT THE ADDRESS PROVIDED HEREIN. TO THE EXTENT THE PLEDGOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO IT OR ITS PROPERTY, THE PLEDGOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS PLEDGE AGREEMENT.

Section 13.

Waiver of Jury Trial.

THE PLEDGOR HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS PLEDGE AGREEMENT OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH.

Section 14.

Successors and Assigns.

Neither Pledgee nor Pledgor shall assign this Pledge Agreement without the prior written consent of the other party.

Section 15.

Additional Instruments and Assurance.

The Pledgor hereby agrees, at the Pledgor's own expense, to execute and deliver, from time to time, any and all further, or other, instruments, and to perform such acts, as shall be reasonably required to effect the purposes of this Pledge Agreement and to secure to the Pledgee, the benefits of all right, authorities and remedies conferred upon the Pledgee by the terms of this Pledge Agreement.

Section 16.

Notices.

All notices, requests, demands and other communications provided for hereunder shall be in writing (including telecopied communication) and mailed or telecopied or delivered to the applicable party as provided in the Option Agreement (with the address of "Sellers" thereunder deemed the address for notice for Pledgor hereunder and the address for Option Holder as the address for Pledgee), or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communication shall be deemed given upon receipt by the party to whom such notice is directed.

Section 17.

Severability.

In case any one or more of the provisions of this Pledge Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but this Pledge Agreement shall be construed as if such invalid, illegal or unenforceable provision had not been included.

Section 18.

Cumulative Remedies.

The rights, powers and remedies provided herein in favor of the Pledgee shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other rights and remedies in favor of the Pledgee existing at law or in equity, including (without limitation) all of the rights, powers and remedies available to a secured party under any law or regulation.

Section 19.

FCC and Municipal Approvals.

Notwithstanding anything to the contrary contained herein, the Pledgee will not take any action pursuant to this Pledge Agreement which would constitute or result in any assignment of any FCC license or any other governmental license, permit or franchise or any change of control of any FCC license or any other governmental license, permit or franchise, whether de facto or de jure, if such assignment of license, permit or franchise or change of control would require under then existing law (including the written rules and regulations promulgated by the FCC or any other agency or government), the prior approval of the FCC or any other agency or government, without first obtaining such approval. The Pledgor agrees to take any action which the Pledgee may reasonably request in order to obtain and enjoy the full rights and benefits granted to the Pledgee by this Pledge Agreement or in any document evidencing or securing the Pledged Securities, including specifically, at such Pledgor's own cost and expense, the use of its best efforts to assist in obtaining approval of the FCC or any other agency or government for any action or transaction contemplated by, and consistent with the terms of, this Pledge Agreement which is then required by law, and specifically, without limitation, upon request, to prepare, sign and file with the FCC or any other agency or government the assignor's or transferor's portion of any application or applications for consent to the assignment of any license, permit or franchise or change of control necessary or appropriate under the FCC's or any agency or government's rules and regulations for approval of (i) any sale or sales of property constituting the Pledged Securities by the Pledgee on behalf of the Pledgee, or (ii) any assumption by the Pledgee of voting rights or management rights in property constituting the Pledged Securities effected in accordance with the terms of this Pledge Agreement.

Section 20.

GOVERNING LAW.

THIS PLEDGE AGREEMENT SHALL BE DEEMED EXECUTED AS A SEALED INSTRUMENT AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF UTAH (WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES) AS A CONTRACT TO BE EXECUTED AND PERFORMED WITHIN THE STATE OF UTAH.

Section 21.

Headings and Recitals.

The headings of the Sections of this Pledge Agreement have been inserted for convenience of reference only and shall in no way affect the construction or interpretation of this Pledge Agreement. The recitals of this Pledge Agreement are hereby incorporated and made an integral part hereof.

Section 22.

Payment of Expenses.

In the event it is determined that there has occurred an Event of Default under this Agreement, the Pledgor agrees to pay all reasonable and actual fees, costs and expenses of the Pledgee, or of any custodian or agent designated by the Pledgee, including the reasonable fees and out-of-pocket expenses of legal counsel, independent public accountants and other outside experts retained by the Pledgee in connection with the enforcement of this Pledge Agreement or any other instrument or document delivered pursuant hereto. In the event of litigation arising under this Pledge Agreement, the prevailing party shall be entitled to, in addition to all other damages and remedies, reasonable attorneys' fees.

Section 23.

Indemnification.

Pledgor shall pay, and shall indemnify and hold Pledgee harmless from and against, any and all liabilities, causes of action, claims, suits, penalties, damages, losses, costs or expenses (including attorneys' fees), obligations, liabilities, demands and judgments, and liens, of any nature whatsoever arising out of or in any way related to an Event of Default occurring under this Pledge Agreement or any other written agreement entered into in connection with the transactions contemplated hereby or the enforcement of any of the terms hereof.

Section 24.

Counterparts.

This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same Agreement.

IN WITNESS WHEREOF, this Pledge Agreement has been executed as a sealed instrument by the parties hereto by their duly authorized representatives all as of the day and year first above written.

                                                    PLEDGOR:

                                                    LEGACY COMMUNICATIONS CORPORATION

By: /s/ E. Morgan Skinner, Jr.

President

RADIO 1440:

AM RADIO 1440, INC.

By: /s/ E. Morgan Skinner, Jr.

President

PLEDGEE:

LAKESHORE MEDIA, LLC

By: /s/ Bruce Buzil

Co-Member

EXHIBIT A

Stock certificate No. 1, in the name of Legacy Communications Corporation, for 50,000 shares in AM Radio 1440, Inc.

EXHIBIT B